UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2020

XPLOSION INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	333-215568	30-094823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 223-468 North Camden Drive, Beverly Hills, CA	90410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-310-601-3080

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) Previous independent registered public accounting firm

(i)	On January 28, 2020, Green & Company, CPAs resigned as our independent registered public accounting firm.

(ii)	The reports of Green & Company, CPAs on our financial statements as of and for the fiscal years ended October 31, 2017 and 2018 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except to indicate that there was substantial doubt about our ability to continue as a going concern.

(iii)	Our Board of Directors approved the decision to change independent registered public accounting firms.

(iv)	During the fiscal years ended October 31, 2018 and 2017, there have been no disagreements with Green & Company, CPAs on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction Green & Company, CPAs would have caused them to make reference thereto in connection with their report on the financial statements for such years.

(v)	We have requested that Green & Company, CPAs furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements.

(b) New independent registered public accounting firm

(1)	On February 3, 2020, the Company engaged Haynie & Company as its new independent registered public accounting firm. During the two most recent fiscal years, the Company had not consulted with Haynie & Company regarding any of the following:

(i)	the application of accounting principles to a specific transaction, either completed or proposed;

(ii)	the type of audit opinion that might be rendered on our financial statements, and none of the following was provided to the Company: (a) a written report, or (b) oral advice that Green & Company, CPA concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue; or

(iii)	Any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

none

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPLOSION INCORPORATED

/s/ Eugenio Gregorio /s/

Eugenio Gregorio

President, CEO and Director (Principal Executive Officer)

February 7, 2020

3